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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 22, 1999

                        AMERICAN SHARED HOSPITAL SERVICES

             (Exact name of registrant as specified in its charter)




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
          CALIFORNIA                       001-08789                   942918118
(State of other jurisdiction       (Commission File Number)        (I.R.S. Employer
incorporation or organization)                                    Identification No.)
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                         4 EMBARCADERO CENTER SUITE 3620
                             SAN FRANCISCO, CA 94111
                    (Address of principal executive offices)



                                 (415) 788-5300
                         (Registrant's telephone number,
                              including area code)



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Item 5. Other Events.

                  On March 22, 1999 the Board of Directors of American Shared Hospital Services (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's common stock, no par value ("Common Stock"), to shareholders of record at the close of business on April 1, 1999. Each Right entitles the registered holder to purchase from the Company one-thousandth of one share of Common Stock at a purchase price (the "Purchase Price") of $8.00 per whole share of Common Stock (equivalent to $0.008 for each one-thousandth of one share of Common Stock), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of March 22, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent.

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock and the Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer, which, if consummated, would result in a person or group becoming an Acquiring Person.

           The Rights Agreement exempts from the definition of "Acquiring Person" Ernest A. Bates, M.D., his estate and any trust or other estate planning vehicle for Dr. Bates or his relations by blood or marriage.

         Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after April 1, 1999 will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 1, 2009, unless earlier redeemed by the Company as described below.

         As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise provided in the Rights Agreement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.


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         In the event that, at any time following the Distribution Date, a person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock at a 50% discount from the then current market price. If an insufficient number of shares of Common Stock is authorized for issuance, then the Board would be required to substitute cash, property or other securities of the Company for the Common Stock. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth in this paragraph until such time as the Rights are no longer redeemable by the Company as set forth below.

         For example, at an exercise price of $0.008 per Right, the holder of 1,000 Rights not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would be entitled thereby to purchase $8.00 worth of Common Stock (or other consideration, as noted above) at a purchase price per share equal to 50% of the then current market price of a share of Common Stock. Assuming that the Common Stock had a per share value of $8.00 at such time, the holder of 1,000 valid Rights would be entitled to purchase one share of Common Stock for $4.00.

         In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company at a 50% discount from the then current market price of such common stock. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

         The purchase price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of stock dividend on, or a subdivision, combination or reclassification of, the shares of Common Stock, (ii) if holders of the Common Stock are granted certain rights, options or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued. In lieu thereof, there shall be paid to registered holders of Rights Certificates an amount in cash based on the market price of the shares of Common Stock on the last trading day prior to the date of exercise.



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         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or other equity securities of the Company having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         In general, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (subject to adjustment and payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) at any time until ten days following the Stock Acquisition Date. Immediately upon the action of the Board of Directors authorizing any redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not result in the recognition of taxable income by shareholders or the Company, shareholders may, depending upon the circumstances, recognize taxable income after a Triggering Event.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

         A copy of the Rights Agreement is available free of charge from the Company. This description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                  No financial statements or pro forma financial information are required to be filed as part of this report. The exhibit filed as part of this report is listed in the exhibit index hereto.


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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

         Date:    March 31, 1999          AMERICAN SHARED HOSPITAL SERVICES


                                            By /s/ Ernest A. Bates, M.D.
                                               ---------------------------------
                                               Ernest A. Bates, M.D.
                                               Chairman of the Board and Chief
                                               Executive Officer



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                                  EXHIBIT INDEX

                       NUMBER AND DESCRIPTION OF EXHIBIT*



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
                                                                        Sequential
Ex. No.    Description                                                  Page No.
-------    -----------                                                  --------

1          None
2          None
4          Rights Agreement dated as of March 22, 1999 between
           American Shared Hospital Services and American Stock
           Transfer & Trust Company, as Rights Agent.
16         None
17         None
20         None
23         None
24         None
27         None
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           ---------------------

           *Exhibits not listed are inapplicable.



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